Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261233) pertaining to the 2013 Share Incentive Plan, 2016 Warrants Plan, 2018 Warrants Plan, 2020 Warrants Plan, 2021 Warrants Plan, of our report dated March 25, 2022, with respect to the consolidated financial statements of Nyxoah SA included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ EY Réviseurs d’Entreprises / EY Berijfsrevisoren SRL/BV

Diegem, Belgium
March 24, 2022